EXHIBIT 5

                      Opinion of Ice Miller Donadio & Ryan

                                  July 18, 2000

Board of Directors
German American Bancorp
711 Main Street
Jasper, Indiana  47546-3042

Gentlemen:

         We have acted as counsel to German American Bancorp, an Indiana corporation (the "Company"), in connection with the registration of 947,779 common shares, including attached preferred share purchase rights (the "Shares"), covered by the Registration Statement (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act") including the prospectus/proxy statement contained in the Registration Statement (as amended or supplemented, the "Prospectus") that the Company is filing in connection with the proposed merger of Holland Bancorp, Inc., a Delaware corporation, into the Company (the "Merger"). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.

         In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The Registration Statement, including the form of prospectus included therein, in the form in which it is being filed with the Securities and Exchange Commission under the 1933 Act;

     2. A copy of the Company's Restatement of Articles of Incorporation certified by the Secretary of State of Indiana on May 5, 2000 to be a true and correct copy thereof;

     3. A copy of the Amended and Restated Bylaws of the Company, as amended to date;

     4. Resolutions relating to the approval of the Merger and the issuance and registration of the Shares and the filing of the Registration Statement adopted by the Company's Board of Directors on or about June 20, 2000 (the "Resolutions");

     5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.


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         We have also relied,  without investigation as to the accuracy thereof, on other certificates of and oral and written communication from public officials and officers of the Company.

         For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(ii) that the Resolutions have not and will not be amended, altered or superseded before the filing of the Registration Statement; and (iii) that no changes will occur in the applicable law or the pertinent facts before the filing of the Registration Statement.

         Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the resolutions of the Board of Directors authorizing their issuance and the terms of the Merger as summarized in the Prospectus, will be validly issued, fully paid and nonassessable.

         This opinion is solely for your benefit in connection with the filing by the Company of the Registration Statement, and no other person or entity may rely upon this opinion without the prior, express written consent of this firm. This opinion is based on our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

         We consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the proxy statement/prospectus included therein, and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,


                                  /s/  ICE MILLER DONADIO & RYAN